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                                                                    EXHIBIT 24.1


                  CONSENT OF CARACANSI RAMEY & ASSOCIATES, LLC.

                          Certified Public Accountants

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

                        Caracansi Ramey & Associates, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement of J-Bird Music Group, Ltd Corporation on Form S-8 of our report dated March 29, 2000 appearing in the incorporated by reference Annual Report on Form 10-KSB of The J-Bird Music Group, Ltd for the year ended December 31, 1999.

                                            s/ Caracansi Ramey & Associates, LLC
                                            ------------------------------------
                                            Caracansi Ramey & Associates, LLC
                                            Certified Public Accountants

May 11, 2000
77 North Street
Danbury, Connecticut 06180
Tel: 203-794-9187
Fax: 203-790-1566


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